Exhibit 4.3

Execution Version

T-MOBILE USA, INC.

and

T-MOBILE US, INC.

and

EACH OF THE SUBSIDIARY GUARANTORS FROM TIME TO TIME PARTY HERETO

6.250% SENIOR NOTES DUE 2069

THIRTIETH SUPPLEMENTAL INDENTURE

Dated as of August 5, 2025

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee

to

INDENTURE

Dated as of September 15, 2022

EXHIBITS

Exhibit A Form of Note

THIRTIETH SUPPLEMENTAL INDENTURE (this “Thirtieth Supplemental Indenture”), dated as of August 5, 2025 (the “Series Issue Date”), among T-Mobile USA, Inc., a Delaware corporation (the “Issuer”), T-Mobile, US, Inc., a Delaware corporation (“Parent,” as a guarantor), and the other guarantors party hereto (together with Parent, the “Guarantors”) and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee.

WHEREAS, pursuant to the Securities Purchase Agreement, dated as of May 24, 2024, by and among Telephone and Data Systems, Inc., a Delaware corporation, Array Digital Infrastructure, Inc. (formerly known as United States Cellular Corporation), a Delaware corporation (“Array”), USCC Wireless Holdings, LLC, a Delaware limited liability company, and Parent, the Issuer has conducted an exchange offer and consent solicitation pursuant to the registration statement on Form S-4 (File No. 333-287414) filed on May 20, 2025 by the Issuer and the Guarantors with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and declared effective by the SEC on May 22, 2025, and the related prospectus dated May 23, 2025, as filed with the SEC pursuant to Rule 424(b) under the Securities Act, for any and all of Array’s validly tendered (and not validly withdrawn) and accepted 6.250% Senior Notes due 2069 (the “Array 2069 Notes”) for like notes to be issued by the Issuer and initially to be fully and unconditionally guaranteed on an unsecured basis by the Guarantors, including the Series of Notes established by this Thirtieth Supplemental Indenture;

WHEREAS, the Issuer has heretofore executed and delivered an Indenture, dated as of September 15, 2022 (the “Base Indenture”), among the Issuer, Parent and the Trustee, providing for the issuance from time to time of one or more Series of the Issuer’s Notes;

WHEREAS, Section 2.01 of the Base Indenture permits the creation of the Notes of any Series with the terms and in the form permitted in Sections 2.02 of the Base Indenture to be established in a supplemental indenture to the Base Indenture;

WHEREAS, the Issuer has requested the Trustee to join with it and the Guarantors in the execution of this Thirtieth Supplemental Indenture in order to supplement the Base Indenture by, among other things, establishing the forms and certain terms of a Series of Notes to be known as the Issuer’s “6.250% Senior Notes due 2069” and adding certain provisions thereto for the benefit of the Holders of the Notes of such Series;

WHEREAS, the Issuer has furnished the Trustee with a duly authorized and executed Company Order dated August 5, 2025 authorizing the execution of this Thirtieth Supplemental Indenture and the issuance of the Notes established hereby; and

WHEREAS, all things necessary to make this Thirtieth Supplemental Indenture a valid, binding and enforceable agreement of the Issuer, the Guarantors and the Trustee and a valid supplement to the Base Indenture have been done.

NOW, THEREFORE, the Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes established hereby:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

The Base Indenture, as amended and supplemented in respect of the Notes by this Thirtieth Supplemental Indenture is collectively referred to as the “Indenture.” All capitalized terms which are used herein and not otherwise defined herein are defined in the Base Indenture and are used herein with the same meanings as in the Base Indenture. If a capitalized term is defined in both the Base Indenture and this Thirtieth Supplemental Indenture, the definition in this Thirtieth Supplemental Indenture shall apply to the Notes established hereby (and any Note Guarantee in respect thereof).

Section 1.02 Other Definitions.

Term	Defined in Section
“Additional Notes”	2.03
“Base Indenture”	Recitals
“Guarantors”	Recitals
“Indenture”	1.01
“Issuer”	Recitals
“Parent”	Recitals
“Series Issue Date”	Recitals
“Thirtieth Supplemental Indenture”	Recitals

Section 1.03 Rules of Construction.

Unless the context otherwise requires:

1. a term has the meaning assigned to it;

2. an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

3. “or” is not exclusive;

4. words in the singular include the plural, and in the plural include the singular;

5. “will” shall be interpreted to express a command;

6. provisions apply to successive events and transactions;

7. “including” means “including, without limitation”;

8. references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

9. the phrases “in writing” or “written” as used herein shall be deemed to include PDFs, e-emails and other electronic means of transmission, unless otherwise indicated.

ARTICLE II

THE NOTES

Section 2.01 Creation of the Notes; Designations.

In accordance with Section 2.01 of the Base Indenture, the Issuer hereby creates a Series of Notes issued pursuant to the Indenture. The Notes of this Series shall be known and designated as the “6.250% Senior Notes due 2069” of the Issuer. The Notes of this Series shall be entitled to the benefits of the Note Guarantee of each Guarantor signatory hereto, or that may hereafter execute a supplemental indenture in accordance with Section 10.03 of the Base Indenture, each such Note Guarantee to be governed by Article X of the Base Indenture (including, without limitation, the provisions for release of such Note Guarantee in respect of the Notes of this Series pursuant to Section 10.04 of the Base Indenture).

Section 2.02 Forms Generally.

(a) General. The Notes of this Series and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes of this Series may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note of this Series will be dated the date of its authentication. The Notes of this Series shall be in minimum denominations of $25 and integral multiples thereof.

The terms and provisions contained in the Notes of this Series will constitute, and are hereby expressly made, a part of this Thirtieth Supplemental Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Thirtieth Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any such Note conflicts with the express provisions of this Thirtieth Supplemental Indenture, the provisions of this Thirtieth Supplemental Indenture shall govern and be controlling.

(b) Global Notes. Notes of this Series issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes of this Series issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes of this Series as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes of this Series from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes of this Series represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes of this Series represented thereby will be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof.

Section 2.03 Title and Terms of Notes.

The aggregate principal amount of Notes of this Series which shall be authenticated and delivered on the Series Issue Date under the Indenture shall be $393,481,525; provided, however, that the Issuer from time to time, without giving notice to or seeking the consent of the Holders of Notes of this Series, may issue additional notes (the “Additional Notes”) in any amount having the same terms as the Notes of this Series in all respects, except for the issue date, the issue price, the initial interest payment date and rights under a related registration rights agreement, if any. Any such Additional Notes shall be authenticated by the Trustee upon receipt of a Company Order to that effect, and when so authenticated, will constitute “Notes” for all purposes of the Indenture and will (together with all other Notes of this Series issued under the Indenture) constitute a single Series of Notes under the Indenture; provided that if such Additional Notes are not fungible with the Notes of this Series for U.S. federal income tax purposes, as applicable, as determined by the Issuer, such Additional Notes may have a separate CUSIP number.

(a) The Notes of this Series issued on the Series Issue Date will be exchanged for a like principal amount of Array 2069 Notes.

(b) The principal amount of the Notes of this Series is due and payable in full as set forth in Exhibit A.

(c) The rate or rates at which the Notes of this Series shall bear interest, the date or dates from which such interest shall accrue, the interest payment dates on which any such interest shall be payable and the regular record date for any interest payable on any interest payment date, in each case, shall be as set forth in the form of the Note as set forth in Exhibit A.

(d) Other than as provided in Article III of this Thirtieth Supplemental Indenture, the Notes of this Series shall not be redeemable.

(e) The Notes of this Series will initially be evidenced by one or more Global Notes issued in the name of Cede & Co., as nominee of The Depository Trust Company.

Section 2.04 Agreement to Guarantee.

The Guarantors hereby agree, jointly and severally, to unconditionally guarantee the Issuer’s obligations under the Notes of this Series and the Indenture on the terms and subject to the conditions set forth in the Indenture including but not limited to ARTICLE X of the Base Indenture.

ARTICLE III

REDEMPTION AND PREPAYMENT

Section 3.01 Optional Redemption.

The Notes of this Series may be redeemed, in whole, or from time to time in part, subject to the conditions and at the redemption prices set forth in Section 5 of the form of Note set forth in Exhibit A hereto, which are hereby incorporated by reference and made part of this Thirtieth Supplemental Indenture, together with accrued and unpaid interest, if any, thereon to, but not including, the redemption date, and in accordance with Article III of the Base Indenture.

ARTICLE IV

NOTE GUARANTEES

Section 4.01 Note Guarantees.

Subject to Section 10.04 of the Base Indenture, the Notes of this Series shall be guaranteed (i) initially by Parent and any Wholly-Owned Subsidiary of the Issuer that (x) is not an Excluded Subsidiary and (y) is an obligor under the Credit Agreement and (ii) by any future direct or indirect Subsidiary of Parent that is not a Subsidiary of the Issuer or any other Guarantor that directly or indirectly owns Capital Stock of the Issuer.

ARTICLE V

MISCELLANEOUS

Section 5.01 Effect of the Thirtieth Supplemental Indenture.

(a) This Thirtieth Supplemental Indenture is a supplemental indenture within the meaning of Section 2.02 of the Base Indenture, and the Base Indenture shall (notwithstanding Section 12.12 thereof or Section 5.04 hereof) be read together with this Thirtieth Supplemental Indenture and shall have the same effect over the Notes of this Series, in the same manner as if the provisions of the Base Indenture and this Thirtieth Supplemental Indenture were contained in the same instrument.

(b) In all other respects, the Base Indenture is confirmed by the parties hereto as supplemented by the terms of this Thirtieth Supplemental Indenture.

Section 5.02 Governing Law.

THIS THIRTIETH SUPPLEMENTAL INDENTURE AND THE NOTES OF THIS SERIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 5.03 Waiver of Jury Trial.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS THIRTIETH SUPPLEMENTAL INDENTURE.

Section 5.04 No Adverse Interpretation of Other Agreements.

Subject to Section 5.01, this Thirtieth Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer, Parent or its Subsidiaries or of any other Person. Subject to Section 5.01, any such other indenture, loan or debt agreement may not be used to interpret this Thirtieth Supplemental Indenture.

Section 5.05 Successors.

All agreements of the Issuer in this Thirtieth Supplemental Indenture and the Notes of this Series will bind its successors. All agreements of the Trustee in this Thirtieth Supplemental Indenture will bind its successors. All agreements of each Guarantor in this Thirtieth Supplemental Indenture will bind its successors, except as otherwise provided in Section 10.04 of the Base Indenture.

Section 5.06 Severability.

In case any provision in this Thirtieth Supplemental Indenture or in the Notes of this Series is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 5.07 Counterparts.

This Thirtieth Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. The exchange of copies of this Thirtieth Supplemental Indenture and of signature pages by electronic (including PDF) transmission shall constitute effective execution and delivery of this Thirtieth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Thirtieth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by electronic (including PDF) transmission shall be deemed to be their original signatures for all purposes.

Section 5.08 Table of Contents, Headings, etc.

The Table of Contents and headings of the Articles and Sections of this Thirtieth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Thirtieth Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 5.09 Beneficiaries of this Thirtieth Supplemental Indenture.

Nothing in this Thirtieth Supplemental Indenture or in the Notes of this Series, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of the Notes of this Series, any benefit or any legal or equitable right, remedy or claim under this Thirtieth Supplemental Indenture.

Section 5.10 No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, member, manager, partner, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes of this Series, this Thirtieth Supplemental Indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes of this Series by accepting a Note of this Series waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes of this Series.

Section 5.11 The Trustee.

The Trustee shall not be responsible or liable for the validity or sufficiency of, or the recitals in, this Thirtieth Supplemental Indenture and all of the provisions contained in the Base Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee and the Agents shall be applicable in respect of the Notes of this Series and of this Thirtieth Supplemental Indenture as fully and with like effect as set forth in full herein.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Thirtieth Supplemental Indenture to be duly executed, all as of the date first above written.

T-MOBILE USA, INC.

By :	/s/ Johannes Thorsteinsson
Name: Johannes Thorsteinsson
Title: Senior Vice President, Treasury & Treasurer

T-MOBILE US, INC.

By :	/s/ Johannes Thorsteinsson
Name: Johannes Thorsteinsson
Title: Senior Vice President, Treasury & Treasurer

[Thirtieth Supplemental Indenture]

ADSTRUC, LLC

APC REALTY AND EQUIPMENT COMPANY, LLC

ASSURANCE WIRELESS USA, L.P.

ATI SUB, LLC

BLIS USA, INC.

BREEZE ACQUISITION SUB LLC

CLEARWIRE COMMUNICATIONS LLC

CLEARWIRE LEGACY LLC

CLEARWIRE SPECTRUM HOLDINGS II LLC

CLEARWIRE SPECTRUM HOLDINGS III LLC

CLEARWIRE SPECTRUM HOLDINGS LLC

FIXED WIRELESS HOLDINGS, LLC

METROPCS CALIFORNIA, LLC

METROPCS FLORIDA, LLC

METROPCS GEORGIA, LLC

METROPCS MASSACHUSETTS, LLC

METROPCS MICHIGAN, LLC

METROPCS NEVADA, LLC

METROPCS NEW YORK, LLC

METROPCS PENNSYLVANIA, LLC

METROPCS TEXAS, LLC

MINT MOBILE, LLC

MINT MOBILE INCENTIVE COMPANY, LLC

NEXTEL SYSTEMS, LLC

NEXTEL WEST CORP.

NSAC, LLC

PRWIRELESS PR, LLC

PUSHSPRING, LLC

SPRINT CAPITAL CORPORATION

SPRINT COMMUNICATIONS LLC

SPRINT LLC

SPRINT SOLUTIONS LLC

SPRINT SPECTRUM REALTY COMPANY, LLC

T-MOBILE CENTRAL LLC

T-MOBILE INNOVATIONS LLC

T-MOBILE LICENSE LLC

T-MOBILE MW LLC

T-MOBILE NORTHEAST LLC

T-MOBILE PUERTO RICO HOLDINGS LLC,

each as a Guarantor

By :	/s/ Johannes Thorsteinsson
Name: Johannes Thorsteinsson
Title: Senior Vice President, Treasury & Treasurer

[Thirtieth Supplemental Indenture]

T-MOBILE PUERTO RICO LLC

T-MOBILE RESOURCES LLC

T-MOBILE SOUTH LLC

T-MOBILE WEST LLC

TDI ACQUISITION SUB, LLC

TMUS INTERNATIONAL LLC

UVNV, LLC

VISTAR MEDIA GLOBAL PARTNERS, LLC

VISTAR MEDIA INC.

VMU GP, LLC

WBSY LICENSING, LLC, each as a Guarantor

By :	/s/ Johannes Thorsteinsson
Name: Johannes Thorsteinsson
Title: Senior Vice President, Treasury & Treasurer

SPRINTCOM LLC SPRINT SPECTRUM LLC T-MOBILE FINANCIAL LLC T-MOBILE LEASING LLC, each as a Guarantor

By :	/s/ Johannes Thorsteinsson
Name: Johannes Thorsteinsson
Title: Assistant Treasurer

[Thirtieth Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Carol Ng
Name: Carol Ng
Title: Vice President

By:	/s/ Sebastian Hidalgo
Name: Sebastian Hidalgo
Title: Assistant Vice President

[Thirtieth Supplemental Indenture]

Exhibit A

[Form of Face of Initial Note]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.

Exhibit A-1

CUSIP

ISIN

GLOBAL NOTE

6.250% Senior Notes due 2069

No.	$

T-MOBILE USA, INC.

promises to pay to ____________________ or registered assigns, the principal sum set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto on September 1, 2069.

Interest Payment Dates: March 1, June 1, September 1 and December 1.

Record Dates: The Business Day immediately preceding each Interest Payment Date, while the Notes remain in the form of a Global Note. If any of the Notes are no longer in the form of a Global Note, the date that is the fifteenth day of the month, or the next Business Day, immediately preceding the month of such Interest Payment Date.

Additional provisions of this Note are set forth on the other side of this Note.

Exhibit A-2

Dated:

T-MOBILE USA, INC.

By:
Name:
Title:

Exhibit A-3

This is one of the Notes referred to in the within-mentioned Indenture:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Authorized Signatory

Exhibit A-4

[Form of Reverse Side of Initial Note]

6.250% Senior Notes due 2069 (the “Notes”)

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST.

Interest (computed on the basis of a 360-day year consisting of twelve 30-day months, or for any period shorter than a full quarterly interest period, computed on the basis of a 90-day quarter of three 30-day months) shall accrue on the principal amount of this Note from and including August 5, 2025 until maturity at a rate per annum equal to 6.250%.

The Issuer promises to pay interest quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (each, an “Interest Payment Date”), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be September 1, 2025. If an interest payment date or the maturity date falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date the payment was due, and no interest shall accrue for the intervening period, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, with the same force and effect as if made on such date.

2. METHOD OF PAYMENT.

The Issuer will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date referred to on the face hereof, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.14 of the Base Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuer maintained for such purpose within the Borough of Manhattan, City and State of New York, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the books and records of the Registrar; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment will be in such money of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Exhibit A-5

3. PAYING AGENT AND REGISTRAR.

Initially, Deutsche Bank Trust Company Americas, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

4. INDENTURE.

The Issuer issued the Notes pursuant to an Indenture dated as of September 15, 2022 (the “Base Indenture”) among the Issuer, Parent and the Trustee, as amended and supplemented with respect to the Notes by the Thirtieth Supplemental Indenture dated as of August 5, 2025 (the “Thirtieth Supplemental Indenture”; the Base Indenture, as amended and supplemented with respect to the Notes by the Thirtieth Supplemental Indenture, the “Indenture”).

The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and to the Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are senior unsecured, unsubordinated obligations of the Issuer. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

The Issuer’s obligations under the Notes are unconditionally guaranteed on a senior unsecured basis, to the extent set forth in the Indenture, by each of the Guarantors to the extent set forth in the Indenture.

5. OPTIONAL REDEMPTION.

The Notes may be redeemed at the option of the Issuer, in whole or in part, at any time on or after September 1, 2025 at a redemption price equal to 100% of the principal amount of the Notes being redeemed on the redemption date, plus accrued and unpaid interest thereon to, but not including, the redemption date.

The redemption price will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The Issuer will cause to be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) notice of any redemption, with respect to the Notes, at least 30 days but not more than 60 days before the redemption date to each registered holder of the Notes to be redeemed.

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

The Trustee shall have no responsibility for calculating the redemption price for the Notes.

6. MANDATORY REDEMPTION.

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Exhibit A-6

7. NOTICE OF REDEMPTION.

Notice of redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed, except that redemption notices may be sent or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notes in denominations larger than $25 may be redeemed in part but only in whole multiples of $25, unless all of the Notes held by a Holder are to be redeemed. In connection with any redemption of Notes, any such notice of redemption may, at the Issuer’s discretion, state that such redemption is subject to one or more conditions precedent, including, but not limited to, completion of an equity offering, other offering, issuance of Indebtedness or other corporate transaction or event. In addition, if such notice of redemption is subject to satisfaction of one or more conditions precedent, such notice may state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date (whether the original redemption date or the redemption date so delayed).

8. DENOMINATIONS, TRANSFER, EXCHANGE.

The Notes are in registered form without coupons in minimum denominations of $25 and integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer or exchange of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes (i) for a period beginning at the opening of business 15 days immediately preceding the sending of notice of redemption of Notes selected for redemption and ending at the close of business on the day such notice is sent or (ii) during the period between a record date and the corresponding Interest Payment Date.

9. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

10. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Notes and the Note Guarantees may be amended, supplemented or waived as provided in Article IX of the Base Indenture.

11. DEFAULTS AND REMEDIES. If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy or insolvency of the Issuer, any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) and is continuing, the Trustee or the Holders of at least 30% in aggregate principal amount of the outstanding Notes, in each case, by notice to the Issuer, may declare the principal of, premium, if any, and accrued but unpaid interest, if any, on all the Notes to be due and payable;

Exhibit A-7

provided that no such declaration may be made with respect to or as a result of any action taken, and reported publicly or to holders of Notes, more than two years prior to such declaration. If an Event of Default relating to certain events of bankruptcy or insolvency of the Issuer, any of its Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary occurs, the principal of, premium, if any, and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

12. TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee.

13. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, member, manager, partner, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

14. AUTHENTICATION. This Note will not be valid until authenticated by the manual, facsimile or electronic (including PDF) signature of the Trustee or an authenticating agent.

15. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

16. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon. No redemption will be affected by any defect in or omission of such numbers.

17. GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

T-Mobile USA, Inc.

12920 SE 38th Street

Bellevue, Washington 98006

Attention: General Counsel

Fax: (425) 383-7040

Exhibit A-8

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _______ to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date: _______________

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: ___________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Exhibit A-9

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The initial outstanding principal amount of this Global Note is $       .

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Notes Custodian